Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Intellinetics, Inc. and Subsidiary

Columbus, Ohio

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 24, 2022, relating to the consolidated financial statements of Intellinetics, Inc. and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ GBQ Partners LLC

Columbus, Ohio

May 16, 2022